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                                                               Exhibit 4(a)(iii)



                              CERTIFICATE OF TRUST

                                       OF

                           WACHOVIA CAPITAL TRUST VIII


         This Certificate of Trust is being executed as of March 24, 1998 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Act").

         The undersigned hereby certifies as follows:

         1. Name. The name of the business trust is "Wachovia Capital Trust VIII" (the "Trust").

         2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

            First Chicago Delaware Inc.
            300 King Street
            Wilmington, Delaware 19801

         3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.



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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                        FIRST CHICAGO DELAWARE INC.,
                                        not in its individual capacity
                                        but solely as Delaware Trustee


                                        By:  /s/ JOHN R. PRENDIVILLE
                                           -------------------------------------
                                        Name:  John R. Prendiville
                                        Title:  Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        not in its individual capacity
                                        but solely as Trustee


                                        By:  /s/ JOHN R. PRENDIVILLE
                                           -------------------------------------
                                        Name:  John R. Prendiville
                                        Title:  Vice President



                                        WACHOVIA CORPORATION,
                                        as Sponsor


                                        By:  /s/ ROBERT S. MCCOY, JR.
                                           -------------------------------------
                                        Name:  Robert S. McCoy, Jr.
                                        Title:  Senior Executive Vice President



                                        /s/ ROBERT S. MCCOY, JR.
                                        ----------------------------------------
                                        Robert S. McCoy Jr.
                                        as Trustee


                                        /s/ JOHN J. MILANI
                                        ----------------------------------------
                                        John J. Milani
                                        as Trustee


                                        /s/ ALICE WASHINGTON GROGAN
                                        ----------------------------------------
                                        Alice Washington Grogan
                                        as Trustee


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